Exhibit 10.2

FIRST AMENDMENT TO
AMENDED AND RESTATED EMPLOYEE SECONDMENT AGREEMENT

This FIRST AMENDMENT TO AMENDED AND RESTATED EMPLOYEE SECONDMENT AGREEMENT (this “Amendment”) is entered into as of May 5, 2026, and is effective as of January 1, 2026 (the “Effective Date”) by and among (i) HESS CORPORATION, a Delaware corporation (“Hess Corp.”), (ii) HESS TRADING CORPORATION, a Delaware corporation (“HTC” and, together with Hess Corp., “Hess”), (iii) CHEVRON U.S.A. INC., a Pennsylvania corporation (“CUSA”), (iv) CHEVRON CORPORATION, a Delaware corporation (“CVX” and, together with CUSA, “Chevron Parties” and each, a “Chevron Party”), (v) HESS MIDSTREAM GP LP, a Delaware limited partnership (“HESM GP LP”), and (vi) HESS MIDSTREAM GP LLC, a Delaware limited liability company (“HESM GP LLC”).

RECITALS:

WHEREAS, reference is made to that certain Amended and Restated Employee Secondment Agreement, dated as of December 16, 2019 (the “Secondment Agreement”), by and among Hess, HESM GP LP, HESM GP LLC, and for the limited purposes set forth in Section 6.5 of the Secondment Agreement, Hess Midstream Partners GP LP, a Delaware limited partnership (“MLP GP LP”), and Hess Midstream Partners GP LLC, a Delaware limited liability company (“MLP GP LLC”);

WHEREAS, on July 18, 2025, CVX completed its acquisition of Hess Corp. pursuant to that certain Agreement and Plan of Merger, dated as of October 22, 2023, by and among CVX, Hess Corp. and Yankee Merger Sub Inc., a Delaware corporation (“Merger Subsidiary”), as a result of which, Merger Subsidiary merged with and into Hess Corp. (the “Merger”), with Hess Corp. continuing as the surviving corporation and a direct, wholly owned subsidiary of CVX;

WHEREAS, pursuant to (a) Section 6.4 of the Secondment Agreement, the Secondment Agreement may be amended or modified only by a written instrument executed by each of the Parties other than MLP GP LP and MLP GP LLC, and (b) Section 6.8 of the Secondment Agreement, no Party (as defined in the Secondment Agreement) may assign any of its rights or duties under the Secondment Agreement without the prior written approval of the other Party;

WHEREAS, Hess desires to assign to the Chevron Parties, and the Chevron Parties desire to accept and assume, all of Hess’s right, title, interest and obligations in, to and under the Secondment Agreement (the “Assignment”); and

WHEREAS, the Parties desire to amend the Secondment Agreement as set forth herein to reflect the Assignment.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

1.
Assignment.
1.1
Assignment. As of the Effective Date, Hess hereby assigns, transfers and conveys to the Chevron Parties, and the Chevron Parties hereby jointly accept and assume, all of Hess’s right, title and interest in, to and under, the Secondment Agreement, and the Chevron Parties hereby accept that each of the Chevron Parties shall be jointly and severally liable for all obligations of Hess under the Secondment Agreement and jointly entitled to all rights of Hess thereunder.

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1.2
Consent to Assignment. Each of the Parties hereby consents and agrees to the Assignment for purposes of Section 6.8 of the Secondment Agreement.
2.
amendment.
2.1
Amendments to Secondment Agreement. Effective immediately following the Assignment pursuant to Section 1.1, the Secondment Agreement is hereby amended as follows:
(a)
Certain References. All references to “Hess” in the Secondment Agreement shall be deemed to be references to the Chevron Parties; provided, however, that for the avoidance of doubt, the foregoing shall not be deemed to amend any reference to “Hess Corp.” in the Secondment Agreement (including for purposes of Sections 3.1(d) and 5.2(c) of the Secondment Agreement), and all such references shall continue to refer to Hess Corp. except as set forth in Section 2.1(d) below.
(b)
Section 2.1 of the Secondment Agreement is hereby amended and restated in its entirety as follows:

“2.1 Seconded Employees. Subject to the terms of this Agreement, the Chevron Parties agree to second, or to cause their respective Affiliates to second, the Seconded Employees to the General Partner, and the General Partner agrees to accept the Secondment of the Seconded Employees for the purpose of performing job functions related to the Assets and any other assets held from and after the Effective Date by any member of the Public Company Group, including those job functions set forth on Exhibit B (the “Employee Functions”). The Seconded Employees will remain at all times the employees of the applicable Chevron Party or its Affiliate, and will also be co-employees of the General Partner during the Period of Secondment. The Seconded Employees shall, at all times during the Period of Secondment while performing any Employee Function hereunder, work under the direction, supervision and control of the General Partner or the applicable member of the Public Company Group. Seconded Employees shall have no authority or apparent authority to act on behalf of the Chevron Parties or their Affiliates during the Period of Secondment. Those rights and obligations of the Parties under this Agreement that relate to individuals that were Seconded Employees but then later ceased to be Seconded Employees, which rights and obligations accrued during the Period of Secondment, will survive the removal of such individual from the group of Seconded Employees to the extent necessary to enforce such rights and obligations.”

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(c)
Section 6.2 of the Secondment Agreement is hereby amended and restated in its entirety as follows:

“6.2 Notices. All written notices, requests, demands and other communications required or permitted to be given under this Agreement shall be deemed sufficient in all respects (a) if given in writing and delivered personally, (b) if sent by overnight courier, (c) if mailed by U.S. Express Mail or by certified or registered U.S. Mail with all postage fully prepaid, (d) sent by facsimile transmission (provided any such facsimile transmission is confirmed either orally or by written confirmation), or (e) sent by electronic mail transmission (provided any such electronic mail transmission is confirmed either orally or by written confirmation, including via a reply electronic mail transmission) and, in each case, addressed to the appropriate Party at the address for such party shown below:

If to the General Partner:	If to a Chevron Party:
Hess Midstream GP LP 1400 Smith Street Houston, TX 77002 Attention: Michael J. Chadwick Email: [***]	Chevron Corporation 1400 Smith Street Houston, TX 77002 Attention: Kari H Endries Email: [***]
With a copy to:
Hess Midstream GP LLC 1501 McKinney Street Houston, TX 77010 Attention: Michael J. Chadwick Email: [***]

Any notice given in accordance herewith shall be deemed to have been given (i) when delivered to the addressee in person, or by courier, during normal business hours, or on the next Business Day if delivered after business hours, (ii) when received by the addressee via facsimile or electronic mail transmission during normal business hours, or on the next Business Day if received after business hours, or (iii) upon actual receipt by the addressee after such notice has either been delivered to an overnight courier or deposited in the U.S. Mail, as the case may be. The Parties may change the address, telephone number, facsimile number, electronic mail address and individuals to which such communications to any Party are to be addressed by giving written notice to the other Parties in the manner provided in this Section 6.2.”

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(d)
Exhibit B to the Secondment Agreement is hereby amended (i) to replace the reference to “Hess Corp.” with “the Chevron Parties” and (ii) to delete the following language in its entirety:

“The Employee Functions to be provided by the Seconded Employees of HTC include, and are limited to, the following functions with respect to the Assets and/or the businesses of the Public Company Group:”

3.
miscellaneous.
3.1
Governing Law. This Assignment shall be governed by the laws of the State of Texas without giving effect to its conflict of laws principles.
3.2
Severability. If any term or provision of this Assignment or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Assignment or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Assignment shall be valid and enforced to the fullest extent permitted by law.
3.3
Ratification of Secondment Agreement. Except as otherwise amended or modified pursuant to this Amendment, the Secondment Agreement shall remain unchanged and in full force and effect and the terms of the same are hereby ratified and affirmed.
3.4
Counterparts. This Amendment may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement. Transmission of .pdf or other electronic facsimiles of signed counterparts hereof shall have the same force and effect as the actual delivery of original executed counterparts.
3.5
Further Assurances. The parties hereto each agree to execute any and all other documents and to take any further actions reasonably necessary to consummate the assignments, assumptions and transfers contemplated herein.

[Signature pages follow.]

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IN WITNESS WHEREOF, the undersigned have executed this Assignment as of the date set forth above.

HESS CORP.:

HESS CORPORATION, a Delaware corporation

By:	/s/ Harpreet K. Tiwana
Name:	Harpreet K. Tiwana
Title:	Assistant Secretary

HTC:

HESS TRADING CORPORATION, a Delaware corporation

By:	/s/ Scott M. Banks
Name:	Scott M. Banks
Title:	Assistant Secretary

HESM GP LP:

HESS MIDSTREAM GP LP, a Delaware limited partnership

By: Hess Midstream GP LLC, its general partner

By:	/s/ Michael J. Chadwick
Name:	Michael J. Chadwick
Title:	Chief Financial Officer

HESM GP LLC:

HESS MIDSTREAM GP LLC, a Delaware limited liability company

By:	/s/ Michael J. Chadwick
Name:	Michael J. Chadwick
Title:	Chief Financial Officer

[Signature Page to First Amendment to

Amended and Restated Employee Secondment Agreement]

CHEVRON PARTIES:

CHEVRON U.S.A. INC., a Pennsylvania corporation

By:	/s/ Valerie B. Villaraza
Name:	Valerie B. Villaraza
Title:	Assistant Secretary

CHEVRON CORPORATION, a Delaware corporation

By:	/s/ Kari H. Endries
Name:	Kari H. Endries
Title:	Assistant Secretary

[Signature Page to First Amendment to

Amended and Restated Employee Secondment Agreement]|